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                                                                    Exhibit 15
August 4, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir:

We are aware that the May 18, 1997 Quarterly Report on Form 10-Q of
General Host Corporation which included our report dated June 11, 1997 (issued pursuant to the provisions of Statement on Auditing Standards Nos. 71 and 42) is incorporated by reference in the Registration Statement on Form S-8 filed on or about August 4, 1997. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Detroit, Michigan